UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SECURITIES DEVICES INTERNATIONAL INC.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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SECURITY DEVICES INTERNATIONAL INC.

2017 Annual and Special Meeting of Stockholders

Proxy Statement

SECURITY DEVICES INTERNATIONAL INC.
107 Audubon Road, Building 2, Suite 201
WAKEFIELD • MA • USA • 01880

Notice of Annual and Special Meeting of Stockholders

To all Stockholders of Security Devices International Inc.:

You are invited to attend the 2017 Annual and Special Meeting of Stockholders (the “Annual Meeting”) of Security Devices International Inc. (the “Company” or “SDI”). The Annual Meeting will be held at Security Devices International Inc., 107 Audubon Road, Building 2, Suite 201, Wakefield, MA 01880 USA on December 19, 2017, at 10:00 am EST. The purposes of the Annual Meeting are:

1.	To receive the audited consolidated financial statements of the Company of and for the fiscal year ended November 30, 2016.

2.	To elect four (4) directors of the Company (each a “Director” and collectively, the “Directors”) to serve until the close of the 2018 Annual Meeting of Stockholders.

3.

To ratify the appointment of Schwartz, Levitsky, Feldman, LLP as independent registered public accountant (the “auditors”) for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and to authorize the Company’s Board of Directors to fix the auditors’ remuneration.

4.	To approve the extension of the consulting agreement between the Company and Northeastern Industrial Partners LLC and the issuance of Shares thereunder.

5.	To approve the issuance of Shares to Paul Jensen, the Company’s President and Chief Operating Officer, pursuant to an employment agreement between the Company and Mr. Jensen.

6.	To approve a revised Stock Option Plan, including an increase in the number of shares of common stock that may be reserved for issuance thereunder.

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed November 10, 2017 as the record date for the Annual Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of November 10, 2017 will be available for inspection by any stockholder at our principal place of business, 107 Audubon Road, Building 2, Suite 201, Wakefield, MA 01880 USA starting December 15, 2017, during normal business hours, and at the Annual Meeting.

Accompanying this notice of meeting is the management information circular (the “Circular”). Please review the Circular carefully and in full prior to voting in relation to the matters set out above as the Circular has been prepared to help you make an informed decision on such matters.

Shareholders are invited to attend the Annual Meeting. Record shareholders who are unable to attend the Annual Meeting in person are requested to vote by mail by completing, dating and signing the enclosed form of proxy (the “Proxy Card”) and send it in the enclosed envelope to the Company's co-transfer agent, TSX Trust Company, 301-100 Adelaide Street West, Toronto, ON, Canada M5H 4H1, or vote via the Internet, by going to www.voteproxyonline.com and following the instructions on the website, or by fax to Proxy Department 416-595-9593. Non-record shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) or by the Company’s transfer agent not later than 10:00 a.m. (Eastern Time) on December 15, 2017, or, in the case of any adjournment of the Annual Meeting, not less than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the rescheduled meeting.

The Chair of the Annual Meeting may, at his discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you have voted by proxy using the Proxy Card, via fax or the Internet or by phone, any subsequent vote by proxy through any of these methods will cancel any other proxy you may have previously submitted in connection with the Annual Meeting, and only a later dated proxy received prior to the deadline will be counted.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

By Order of the Board of Directors,

/s/Dean Thrasher
Secretary and Chief Executive Officer
October 26, 2017

SECURITY DEVICES INTERNATIONAL INC.
107 AUDUBON ROAD, BUILDING 2, SUITE #210
WAKEFIELD • MA • USA • 01180

Proxy Statement

ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2017

Unless the context requires otherwise, references in this proxy statement to “SDI,” the “Company,” “we,” “us,” or “our” refer to Security Devices International Inc.

The Annual and Special Meeting of Stockholders (the “Annual Meeting”) will be held at Security Devices International Inc., 107 Audubon Road, Building 2, Suite #210, Wakefield, MA 01880 USA, on December 19, 2017, at 10:00am EST. We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by our Board of Directors (the “Board”) of proxies for this Annual Meeting. This proxy statement (the “Proxy Statement”) will first be mailed to holders of our voting stock on or about November 27, 2017.

Whether or not you plan to attend the Annual Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote in person at the Meeting, you must follow the instructions provided to you by your broker or such other nominee. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

All dollar amounts referred to in this Proxy Statement are in United States dollars, unless otherwise indicated.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on November 10, 2017, and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares of common stock.

When you sign the proxy card you appoint Dean Thrasher, our Chief Executive Officer, and if Mr. Thrasher is unavailable, Bryan Ganz, our Executive Chairman, and if neither of them is available, Paul Jensen, our President and Chief Operating Officer, as your representative at the Annual Meeting. As your representatives, they will vote your shares of common stock at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your shares of common stock, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed November 10, 2017, as the record date for the Annual Meeting. Only holders of shares of our voting stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of November 10, 2017, we had 57,230,522 shares of common stock (a “Share” or the “Shares”) issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.	the election of four (4) Directors to serve until the close of the 2018 Annual Meeting of Stockholders (“Proposal No. 1”);

2.

the ratification of the appointment of Schwartz, Levitsky, Feldman, LLP (“SLF”) as auditors for the Company to hold office until the close of the 2018 Annual Meeting of Shareholders and to authorization of the Company’s Board of Directors to fix the auditors’ remuneration (“Proposal No. 2”);

3.

to approve the extension of the Consulting Agreement between Northeast Industrial Partners LLC and the issuance of Shares thereunder pursuant to an Extension Agreement in the form annexed hereto as Exhibit A (“Proposal No. 3”);

4.	to approve the issuance of Shares to Paul Jensen, the Company’s President and Chief Operating Officer, pursuant to an employment agreement between the Company and Mr. Jensen (“Proposal No. 4);

5.	to approve an amended Stock Option Plan in the form annexed hereto as Exhibit B including an increase in the number of Shares that may be reserved for issuance thereunder (“Proposal No. 5”); and

6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board recommends that you vote “FOR” each of the numbered proposals listed above.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

How many votes do I get?

Each share of common stock is entitled to one vote. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder.

•	You are a record shareholder if your name appears on your share certificate.

•

You are a non-record shareholder if your shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

If you are a non-record shareholder, your intermediary will send you a voting instruction form or proxy form with this Proxy Statement. This form will instruct the intermediary how to vote your shares at the Meeting on your behalf. You should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help. The Company intends to pay for delivery of proxy materials to beneficial owners.

If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions.

If you do not intend to attend the Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or through the Internet.

If you wish to vote in person at the Meeting, follow the instructions provided by your intermediary. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Meeting through the Internet. When you arrive at the Meeting, please register with the Inspector of Elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 10:00 a.m. (Eastern Daylight Time) on December 15, 2017, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the scheduled Meeting.

Record shareholders

If you are a record shareholder, a Proxy Card is enclosed with this Proxy Statement to enable you to vote, or to appoint a proxyholder to vote on your behalf, at the Meeting. Whether or not you plan to attend the Meeting, you may vote your shares by proxy by any one of the following methods:

By mail: Mark, sign and date your Proxy Card and send to TSX Trust Company (“TSX Trust”) 301-100 Adelaide Street West, Toronto, ON, Canada M5H 4H1. TSX Trust must receive your Proxy Card not later than 10:00 a.m. (Eastern Daylight Time) on December 15, 2017 in order for your vote to be counted. If the Meeting is adjourned or postponed, TSX Trust must receive your Proxy Card at least 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting.

By Facsimile: Fax your Proxy Card to the attention of the Proxy Department 416-595-9593.

Via the Internet: Go to www.voteproxyonline.com and follow the instructions on the website prior to 10:00 a.m. (Eastern Daylight Time) on December 15, 2017.

We provide Internet proxy voting to allow you to vote your common stock online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can stockholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares of common stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I change my mind after I return my proxy?

If you are a non-registered Shareholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting by telephone or through the Internet. Otherwise, contact your Intermediary if you want to revoke your proxy or change your voting instructions, or if you change your mind and want to vote in person. Any new voting instructions given to intermediaries in connection with the revocation with proxies must be received in sufficient time to allow intermediaries to act on such instructions prior to the deadline for the deposit of proxies of 10:00 a.m. (Eastern Daylight Time) December 15, 2017, or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the rescheduled Meeting.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again over the Internet as instructed above, by signing and dating a new Proxy Card and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the Annual Meeting, or by voting by ballot at the Annual Meeting. If you choose to submit a proxy multiple times whether by over the Internet or by mail, or a combination thereof, only your latest vote, not revoked and received prior to 10:00 a.m. (Eastern Daylight Time) on December 15, 2017 (or 48 hours, excluding Saturdays, Sundays and holidays, before the rescheduled Meeting) will be counted. A record shareholder participating in person, in a vote by ballot at the Meeting, will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, attendance at the Annual Meeting by a registered shareholder who has voted by proxy does not alone revoke such proxy.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, we must have a quorum, which means that one-third of our outstanding voting shares as of the record date must be present at the Annual Meeting. Based on 57,230,522 shares of common stock issued and outstanding as of the Record Date, 18,886,072 shares of common stock must be present, in person or by proxy, for a quorum to be present at the Annual Meeting.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals.

Since our bylaws provide that approval of a proposal at an Annual Meeting of the stockholders is by the affirmative vote of a majority of the voting shares present, in person or by proxy, at an Annual Meeting of the stockholders, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. However, as described below, election of Directors is by a plurality of the votes cast at the Annual Meeting. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR any of the Nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of common stock in street name for their customers, are generally required to vote the shares of common stock in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares of common stock on routine matters, but not on non-routine matters (a “broker non-vote”). Proposal No. 1, No. 3, No. 4, No. 5, and No. 6 are non-routine matters. Accordingly, if you have not provided your broker with voting directions on these proposals, your broker will not be able to vote your shares with respect to the election of directors or the approval of Proposals No. 3-6. The ratification of the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm is considered a routine matter, and brokers will be able to vote your shares if you have not provided voting directions with respect to Proposal No. 2.

Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of Directors except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast. Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to Proposals No. 1-through 6 (except No. 2) will have the same effect as a vote against such proposal. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

How many votes are needed to elect Directors and approve other proposals?

Proposal No. 1: The Nominees for election as Directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. The Nominees with the most votes will be elected. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR or AGAINST any of the Nominees.

Proposal No. 2: The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

Proposal No. 3: The approval of the extension of the consulting agreement between the Company and Northeast Industrial Partners LLC pursuant to an Extension Agreement and the issuance of shares thereunder will be approved if a majority of the voting shares present at the Annual Meeting, excluding votes attaching to shares beneficially owned by Northeast Industrial Partners LLC or its associates, vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote AGAINST this proposal. A copy of the Extension Agreement is annexed hereto as Exhibit A.

Proposal No. 4: The issuance of Shares to Paul Jensen, the Company’s President and Chief Operating Officer, pursuant to an employment agreement between the Company and Mr. Jensen, will be approved if a majority of the voting shares present at the Annual Meeting, excluding votes attaching to shares beneficially owned by Paul Jensen or his associates, vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote AGAINST this proposal.

Proposal No. 5: The revised Stock Option Plan will be approved if a majority of the voting shares present at the Annual Meeting vote, excluding votes attaching to shares beneficially owned by directors, executive officers, their associates and related parties described below, FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote AGAINST this proposal. A copy of the revised Stock Option Plan is annexed hereto as Exhibit B.

Will my shares of common stock be voted if I do not sign and return my Proxy Card?

If your shares of common stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares of common stock. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of common stock.

If your shares of common stock are registered in your name, and you do not sign and return your proxy card, your shares of common stock will not be voted at the Annual Meeting, unless you attend the Annual Meeting and vote your shares of common stock.

How are votes counted?

Your shares of common stock will be voted or withheld from voting as you indicate on your proxy card. If you just sign your proxy card with no further instructions, your shares of common stock will be voted (a) FOR each nominee for election to the Board for terms expiring at the next annual meeting of stockholders, (b) FOR Proposal No. 2, (c) FOR Proposal No. 3, (d) FOR Proposal No. 4, (e) FOR Proposal No. 5, and (f) FOR Proposal No. 6.

Voting results will be tabulated and certified by the Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, our directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Additionally, we may hire a proxy solicitor to help reach the quorum requirement. We will pay a reasonable fee in relation to these services. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2018 Annual Meeting of Stockholders?

In order to be considered for inclusion in the 2018 proxy statement, stockholder proposals must be submitted in writing to our Secretary, Dean Thrasher, at Security Devices International Inc., 107 Audubon Road, Building 2, Suite #201, Wakefield, MA 01880 USA, and received no later than October 2, 2018, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held in calendar year 2018 is changed by more than 30 days from the date of this Annual Meeting.

Are there any proposals currently anticipated for the 2018 Annual Meeting of Stockholders?

There are no proposals currently anticipated for the 2018 Annual Meeting of Stockholders.

How can I obtain a copy of the Annual Report on Form 10-K or our Audited Financial Statements?

Our Audited Financial Statements are included in our Annual Report on Form 10-K and our other periodic and current reports are available on the Company’s website http://securitydii.com and on the SEC’s website at http://www.sec.gov. At the written request of any stockholder who owns shares of common stock as of the Record Date, we will provide to such stockholder, without charge, a paper copy of our Financial Statements as filed with the SEC, but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Financial Statements should be mailed to: 107 Audubon Road, Building 2, Suite #201, Wakefield, MA 01880 USA, Attention: Paul Jensen.

Additional information relating to the Company is also available on SEDAR at www.sedar.com. Financial information concerning the Company is provided in the comparative financial statements for the year ended November 30, 2016 and Management Discussion & Analysis (MD&A) for that financial year. Security holders may contact the Company to request copies of the Company’s financial statements and MD&A at the address set out above.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Questions

What is the current composition of the Board?

Our current bylaws require the Board to have at least one (1) and no more than ten (10) Directors. The current Board is composed of four (4) Directors, of whom four (4) are standing for election at the Annual Meeting. Donald Levantin, a current Director standing for election, was appointed to the Board on August 1, 2017. In accordance with the Bylaws of the Company, the Board of Directors intends to fix the number of Directors to four (4) following the Annual Meeting.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All Directors serve one-year terms until their successors are elected and qualified at the next annual meeting of our stockholders.

Who is standing for election this year?

The Board has nominated the following four (4) Nominees, for election at the Annual Meeting, to hold office until the 2018 annual meeting of stockholders:

  Dean Thrasher
  Bryan Ganz
  Karen Bowling
  Donald Levantin

What if a Nominee is unable or unwilling to serve?

Should any one or more of these Nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees. In such event, the proxy representatives will vote proxies that otherwise would be voted for the named Nominees for the election of such substitute nominee or nominees.

How are Nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR each of the Nominees. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the election of all Nominees.

Information On The Board, Executive Officers, And Key Employees And Director Nominees

The following table and information that follows sets forth, as of October 1, 2017, the names, and positions of our directors and executive officers:

Name and Municipality of Residence	Current Office with the Company	Principal Occupation Last Ten Years	Director Since
Dean Thrasher Oakville, Ontario, Canada	Chief Executive Officer Director

and CEO of the Company since June 2016; COO at SDI October 2010 to June 2016, self-employed (investment banking) from December 2007 to October 2014; Executive Vice President, Mint Technology Corp. (TSX-V pre-paid credit cards) July 2002 to December 2007; President, ecwebworks Inc. (e-commerce) from June 1999 to July 2002.

November 2013
Paul Jensen Methuen, MA, USA	President and Chief Operating Officer	COO of the Company since October 1, 2017; Co- founded HALO Maritime Defense Systems; Prior to his employment with HALO, Mr. Jensen worked in senior management positions at Nypro Inc.	n/a
Rakesh Malhotra Mississauga, Ontario, Canada	Chief Financial Officer and Treasurer

Chief Financial Officer appointed January 2007, a Canadian CA in Ontario and a CPA in Illinois. His occupation is that of a consultant to various private and public companies in Canada and the USA and serving as CFO with various public companies.

n/a
Bryan Ganz Boston, MA, USA	Executive Chairman

Chief Executive Officer of Northeast Industrial Partners LLC, from January 2013 through current; CEO of Scudder Bay Capital LLC March 2009 through current. CEO of Maine Industrial Tire, January 2010 through December 2012. Executive Chairman of GPX International Tire & Rubber, January 2008 through December 2010. Co-CEO of GPX International Tire & Rubber, January 2006 through December 2007. Director of Arrhythmia Research Technologies, January 2016 through March 2016. Director Boston CASA January 2013 through current.

July 2016
Donald Levantin Westport, CT, USA	Director

Chief Executive Officer Amphora Inc. October 2013 through current, Product Manager, KRT Sungard Financial Systems, Kiodex 2009-2013, Product Manager, ICE Real Time at Intercontinental Exchange 2007-2009, Co-Founder Commoditrack Inc. 2006-2007, Head of Global Implementation & Product Manager, TradeCapture 1994-1998.

August 2017
Karen Bowling Jacksonville Beach, Jacksonville, FL USA	Director

President, Thrive Consulting August 2016 to Present, Public Affairs Director at Foley & Lardner LLP, 2015 to 2016, Chief Administration Officer for the City of Jacksonville, FL, 2011-2014, and Co-Founder and CEO of the Solantic Walk-In Urgent Care Centers, 2001-2011. Over a dozen board position 1993 to Present.

October 2016

The following is a description of the business background of our directors, executive officers and director nominees.

Dean Thrasher, 54, Mr. Thrasher has been CEO of the Company since June 2016, prior to this he was COO of the Company since October 2010, and director of SDI since November 2013. Mr. Thrasher has been self-employed in the investment banking sector dating from December 2007 to October 2014, with varied consulting positions in capital raising, investor relations, product development, public relations, and mergers & acquisition; Executive Vice President and director of Mint Technology Corp. (TSX-V listed company - pre-paid credit cards) July 2002 to December 2007; President, and Chairman of ecwebworks Inc. (e-commerce) from June 1999 to July 2002, and President of The Brew Store, a franchising corporation in the beer and wine sectors throughout North America and internationally from 1989 to 1999.

Paul Jensen, 62 Mr. Jensen has an extensive background in plastics contract manufacturing, the defense sector, technology licensing, and managing multi-national programs. Mr. Jensen co-founded HALO Maritime Defense Systems, a technology company specializing in advanced marine automated security systems. For approximately 20 years Mr. Jensen worked for Nypro Inc., a billion dollar plastics injection molding contract manufacturer, where he held various senior management positions. Prior to his work with Nypro Inc., Mr. Jensen held positions with Kodak and General Electric. A Distinguished Graduate of the United States Military Academy at West Point (1977), Mr. Jensen received his M.S. in Chemistry from M.I.T. (1979 – Fannie and John Hertz Fellow) and holds an M.B.A. with honors from Golden Gate University (1982). Mr. Jensen served a total of nine years active duty in the United States Army, serving with the 82nd Airborne Division and XVIIIth Airborne Corps at Ft. Bragg and Staff & Faculty, United States Military Academy at West Point.

Rakesh Malhotra, 60, Mr. Malhotra has been SDI's Chief Financial Officer since January 7, 2007. Mr. Malhotra is a certified public accountant in Illinois, and a Canadian CPA, CA in Ontario. Mr. Malhotra graduated with a Bachelor of Commerce (Honors) from the University of Delhi (India), and has served as CFO for Pacific Copper Corp. (OTC-BB Mining Exploration) from April 2007 to October 2013; Infrastructure Materials Corp. (OTC-BB and TSX-V Mining Exploration) from October 2009 to present; Dynamic Fuel Systems Inc. (TSX-V Manufacturing) from June 2009 to June 2011 and June 2013 to July 2014; Uranium Hunter Corp. (OTC-BB Mining Exploration) from March 2007 to March 2010; Yukon Gold Corporation Inc. (OTC-Pink Sheets Mining Exploration) from November 2005 to August 2010 and November 2011 to present (filing on SEDAR).

Bryan Ganz, 59 Mr. Ganz has been a director of the Company since July 2016. Mr. Ganz has been the chief executive officer of Northeast Industrial Partners LLC since 2013, the Chief Executive Officer of Scudder Bay Capital LLC since March 2009 and a director of Boston CASA since January 2013. Mr. Ganz served as Chairman of the Board and Chief Executive Officer of Main Industrial Tire from January 2010 through December 2012. Mr. Ganz served as the Executive Chairman of GPX International Tire & Rubber, January 2008 through December 2010 and the Co-CEO of GPX International Tire & Rubber, January 2006 through December 2007. Mr. Ganz was a Director of Arrhythmia Research Technologies, January 2016 through March 2016.

Karen Bowling, 62, Ms. Bowling brings more than 25 years of diverse executive management experience to the board of SDI. Some of her skill-sets include; government affairs, lobbying, public relations, government procurement, marketing, communications, operations, and local and state level legislation. Ms. Bowling has also spent part of her career in the less-lethal sector for a long-range acoustic hailing device company. Karen’s recent positions include; Public Affairs Director at Foley & Lardner LLP, CEO at WiseEye AI, (an artificial intelligence company focussed on the healthcare sector for CT scan identification and classification), Chief Administration Officer for the city of Jacksonville, FL (with a budget in excess of one billion dollars and over 5,000 employees), and Co-Founder and CEO of the Solantic Walk-In Urgent Care Centers. Ms. Bowling has sat on and chaired numerous boards across a dozen sectors, and has recently been Gubernatorial appointed to the board of the Florida State College in Jacksonville.

Donald Levantin, 53, Mr. Levantin is a senior executive with a proven record of positioning companies for growth, profitability and acquisition. He is currently the chief executive officer and a board member of Amphora Inc., the leading global software solution and service provider for energy and commodity trading, risk management, and logistics execution. With over 30 years experience, he is an accomplished strategist in conceptualizing, building and operating corporations on a global level in the commodity sector. Prior to leading Amphora, he was a co-founder of Commoditrack, a real-time mark-to-market and risk management platform for commodities, which was acquired by the Intercontinental Exchange (ICE) and later by Sungard Financial Systems. Prior to building and leading companies in the software sector, Mr. Levantin was a commodity trader with Philipp Brothers Commodity Corp. and Phibro Energy. He holds a BS in business and economics from Lehigh University.

Relationships between Directors and Officers

There are no family relationships between any officer or director of SDI.

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Legal Proceedings, Cease Trade Orders and Bankruptcy

Except as noted below, to our knowledge, none of our directors, executive officers or any of our stockholders holding more than 5% of any class of our voting securities, or any associate of any such director, officer or stockholder is a party adverse to us or any of our subsidiaries or has an interest adverse to us or any of our subsidiaries. Except as listed below, none of our directors or executive officers is, as of the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company), that:

(a)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Rakesh Malhotra, SDI’s CFO, served as the CFO for Pacific Copper Corp., a US reporting issuer from April 2007 to October 2013. On October 28, 2008, Pacific Copper Corp. received a cease trade order (the “CTO”) from the British Columbian Securities Commission (the “BCSC”). By its terms, the CTO was issued for not filing a technical report under ‘Canadian National Instrument 43-101 Standards of Disclosure for mineral projects (“NI 43-101”) with respect to its material copper oxide projects in Chile in support of mineral reserve and mineral reserve estimates and results of a preliminary assessment, after having made public disclosures regarding such properties. On May 8, 2009, the BCSC revoked its CTO against the Company. In order to comply with legislation, Pacific Copper Corp. filed technical reports under Canadian National Instrument 43-101 with respect to each of the mineral projects.

On March 8, 2012, Pacific Copper Corp. received an additional CTO from the BCSC, the effect of which is limited to the Province of British Columbia. The CTO was issued for failure to file comparative annual financial statements for its financial year ended October 31, 2011 as required under Part 4 of National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102") and section 5(b) of British Columbia Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets ("BCI 51-509"); a Form 51-102F1 Management's Discussion and Analysis for the period ended October 31, 2011 as required under Part 5 of NI 51-102 and section 5(b) of BCI 51-109; and a Form 51-102F2 Annual Information Form for the year ended October 31, 2011 as required under section 5(c) of BCI 51-509. Pacific Copper Corp. filed its annual financial statements for its financial year ended October 31, 2011, Form 51-102F1 Management's Discussion and Analysis for period ended October 31, 2011, and Form 51-F2 Annual Information Form for the year ended October 31, 2011. As a result, on March 15, 2012, the BCSC revoked the CTO issued on March 8, 2012.

To the best of Management’s knowledge, except as listed below, none of our directors or executive officers, and none of our stockholders holding a sufficient number of our securities to affect materially the control of the Company:

(a)

is, as at the date of this Proxy Statement, or has been within the 10 years before the date of this annual report, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or stockholder; or

(c)

has, within 10 years before the date of this Proxy Statement, been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(d)

has, within 10 years before the date of this Proxy Statement, been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the United States Exchange Act of 1934, as amended (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Bryan Ganz, a director of the Company served as the chief executive officer of GPX International Tire &Wheel, Co. (“GPX”) In 2007 Titan Tire & Wheel and Bridgestone Tire filed an anti-dumping and countervailing duty suit against GPX. The suit alleged that GPX was dumping products produced in a Chinese factory and receiving subsidies from the Chinese government. The Court of International Trade decided for the plaintiffs and imposed a 44% duty on all GPX products coming into the United States. Although GPX was ultimately successful in the Federal District Court and Federal Appeals Court in overturning the decision of the Court, International Trade (CIT) (in a unanimous decision in December of 2011), it was too late as the company had been forced to file for bankruptcy protection when its lender group called the loan at the time the CIT decision was originally rendered in mid-2009.

To the best of Management’s knowledge, none of our directors, executive officers nor any stockholder holding 5% or more of any of our securities has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Indebtedness of Directors and Executive Officers

Other than “routine indebtedness” as defined in National Instrument 51-102 of the Canadian Securities Administrators, since the beginning of our last fiscal year, none of our executive officers or Directors or any proposed nominee for election as a Director or any of their respective associates is or has been indebted to us or has been indebted to any other entity where that indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.

CORPORATE GOVERNANCE

The Board Structure

General Structure

Our current bylaws require the Board to have at least one (1) and no more than ten (10) Directors. The current Board is composed of four (4) directors.

Director Independence

We have four (4) directors, including two independent directors, as follows:

  Dean Thrasher
  Bryan Ganz
  Karen Bowling (Independent)
  Donald Levantin (Independent)

Following the Annual and Special Meeting of Shareholders, if four directors are elected the Board intends to fix the size of the Board at four members.

An “independent” director is a director whom the Board has determined satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) and under section 803A of the NYSE MKT LLC Company Guide (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

Board Leadership Structure

The Company’s Board of Directors is responsible for overseeing the business and affairs of the Company. Members of the Board are kept informed of our business through discussions with the CEO and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board is currently comprised of Bryan Ganz, who serves as our Executive Chairman, and three other members. We have two independent directors and two directors who are not independent. The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time.

Meetings Of The Board And Board Member Attendance At Annual Meetings

During the fiscal year ended November 30, 2016, the Board held 18 meetings.

Board members are not required to attend the Annual Meeting.

Communications To The Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Dean Thrasher, Security Devices International Inc., 107 Audubon Road, Building 2, Suite #201, Wakefield, MA 01880 USA. Our Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. Our Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

Our Board has established four board committees: the Audit Committee, the Compensation Committee, the Disclosure Committee, and the Nominating Governance Committee.

The information below sets out the current members of our Committees and summarizes the functions of each committee.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee is comprised of Bryan Ganz, Dean Thrasher, and Donald Levantin. Mr. Levantin is an independent director, and Bryan Ganz and Dean Thrasher are not independent, under Section 10A-3 of the Exchange Act, the audit committee rules of the NYSE MKT LLC and National Instrument 52-110 of the Canadian Securities Administrators.

Bryan Ganz is the Chairman of the Audit Committee. Mr. Ganz satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-K of the rules of the Securities and Exchange Commission. Bryan Ganz, Dean Thrasher, and Donald Levantin are financially literate for the purposes of National Instrument 52-110 of the Canadian Securities Administrators. They acquired their financial literacy in the course of their business experience (detailed under “Information On The Board, Executive Officers, And Key Employees And Director Nominees” above) and not as a result of any education relevant to the performance of his responsibilities as an audit committee member.

The Audit Committee will meet with management and our external auditors if necessary, to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

The Audit Committee is mandated to monitor our audit and the preparation of financial statements and to review and recommend to the Board all financial disclosure contained in our public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to management, the Audit Committee and to the Board. The Audit Committee and the Board each have the authority to terminate the external auditor’s engagement (subject to confirmation by stockholders). The Audit Committee will also approve in advance any services to be provided by the external auditors, which are not related to the audit.

During the fiscal year ended November 30, 2016, the Audit Committee met four times. The Audit Committee expects to meet as needed during the upcoming fiscal year.

Audit Committee Report

Our Audit Committee oversees our financial reporting process on behalf of the Board. The Committee has three members, one of which is “independent” as determined under Rule 10A-3 of the Exchange Act, and the rules of the NYSE MKT LLC. The Committee operates under a written charter adopted by the Board. Attached as Exhibit D is a copy of that charter.

The Committee assists the Board by overseeing (1) the integrity of our financial reporting and internal control, (2) independence and performance of our independent auditors, and (3) provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2016 financial statements, the Audit Committee reviewed the 2016 audited financial statements with management and our independent auditors. The Audit Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee may meet with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence.

The Audit Committee and the Board have recommended the selection of Schwartz, Levitsky, Feldman, LLP as our independent auditors for the fiscal year ending November 30, 2017.

Compensation Committee

Our Compensation Committee is comprised of Donald Levantin, Bryan Ganz and Karen Bowling. The committee oversees remuneration of management and the board of directors on behalf of the Board. The Committee has three members, two of which are “independent” as determined under Rule 10A-3 of the Exchange Act, and the rules of the NYSE MKT LLC (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

The Committee operates under a written charter adopted by the Board.

The Committee’s responsibilities include reviewing succession and leadership plans and making appropriate recommendations to the Board at least annually regarding the appointment, succession and remuneration of the Company’s senior officers (including the President and Chief Executive Officer). The Committee reviews as necessary any recommendations of officer appointments or terminations. The Committee also reviews at least annually the assessment of the performance of the Company’s senior officers.

During the fiscal year ended November 30, 2016, the Compensation Committee met four (4) times. The Compensation Committee expects to meet as needed during the upcoming fiscal year.

Governance and Nominating Committee

Our Governance and Nominating Committee is comprised of Dean Thrasher, Donald Levantin and Karen Bowling. The Committee has 3 members, 2 of which are “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT LLC. The Committee operates under a written charter adopted by the Board (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

The committee oversees corporate governance matters and is responsible for (1) identifying individuals qualified to become Directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board; (2) providing recommendations to the Board regarding the competencies and skills the Board, as a whole should possess, and the qualifications of its Directors; (3) recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures; (4) reviewing the composition and mandate of the Board and each committee of the Board.

During the fiscal year ended November 30, 2016, the Nominating Governance Committee did not meet. The Nominating Governance Committee expects to meet as needed during the upcoming fiscal year.

Disclosure Committee

Our Disclosure Committee is comprised of Dean Thrasher, Donald Levantin and Karen Bowling. The Committee has 3 members, 2 of which are “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT LLC. The Committee operates under a written charter adopted by the Board (note-our common shares are not currently listed on the NYSE-MKT or any other national securities exchange and this reference is used for definitional purposes only).

The Disclosure Committee is responsible for ensuring timely and proper disclosure of all material events, for reviewing all disclosures made, and for ensuring adherence to the Company’s Confidentiality & Securities Trading Policy.

During the fiscal year ended November 30, 2016, the Disclosure Committee did not meet. The Disclosure Committee expects to meet as needed during the upcoming fiscal year.

Director Compensation Agreements

Except as described under “Executive Compensation Agreements” below, there are no service contracts with any of our directors and there is no arrangement or agreement made or proposed to be made between us and any of our directors pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of us or a change in the director’s responsibilities following such change in control.

Compensation of Directors

The Compensation Committee will make recommendations of any compensation to be paid to the board of directors for the fiscal year 2017.

Other Governance Matters

The Role of the Board in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by Bryan Ganz, and one of three directors is independent that sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as our financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks.

We also have a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

•	Provide that risks are identified, monitored, reported, and priced properly;

•	Define and communicate the types and amount of risk the Company is willing to take; and

•	Promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Code of Ethics

The Board has adopted a written code of business conduct and ethics (the “Code of Ethics”) for our Directors, officers and employees that sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company. Employees, officers and Directors are required to maintain an understanding of, and ensure that they comply with, the Code of Ethics.

Employees, officers and Directors are required to report violations of the Code of Ethics to the Chief Executive Officer or the Chair of the Board. The Board is not aware of any breach of the Code of Ethics by any Director or officer during the period since its adoption on January 14, 2015.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation awarded to or paid to the (i) the person serving as CEO of the Company during 2016, (ii) the person serving as CFO of the Company during 2016, and (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at November 30, 2016 (together, the “Named Executive Officers”) for the fiscal years ended November 30, 2016 and 2015.

During the fiscal years ended November 30, 2016 and 2015, the Board made grants of cash and grants of options to certain directors and executives, the value of such grants of options and cash are indicated in the compensation table below.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Options Option Awards $	Non-Equity Incentive Plan Non-Equity Incentive Compensation $	Non-Qualified Deferred Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total
Dean Thrasher, CEO & Director	2016 2015	- -		-	- 70,423	-	-	186,814 221,217	186,814(1) 291,640(1)
Bryan Ganz, Executive Chairman	2016	-		-	-	-	-	50,000	50,000(2)
Gregory Sullivan, Former CEO & Director	2016 2015	-		-	- 131,482	-	-	151,454 135,966	151,454(3) 267,448(3)
Rakesh Malhotra, CFO	2016 2015	- -		- -	40,132	- -	- -	32,064 35,717	32,064(4) 75,849(4)
Allen Ezer, Past Executive Vice-President & Director	2016 2015	- -		- -	49,912 97,672	- -	- -	73,786 82,260	123,698(5) 179,932(5)

1.

A corporation that is 50% owned by Mr. Thrasher received $186,814 in cash for its services rendered during the 2016 fiscal year and $221,217 in cash for its services rendered in the 2015 fiscal year. In 2015, the Company extended the expiry date of warrants issued to the corporation (800,000 warrants) in 2012 from original expiry date of January 4, 2016 to September 23, 2019.

2.

Effective July 21, 2016, Bryan Ganz was elected as a director of the Company. Prior to his appointment, effective May 1, 2016, the Company executed a one-year consulting agreement with a Corporation in which the said director has an ownership interest. The said Corporation was paid cash of $25,000 in May, 2016 and $25,000 in June, 2016. In September 2016, the Company issued 488,851 shares for services at deemed price of $0.1023 for a total consideration of $50,000. In January 2017, the Company issued 589,414 common shares at a deemed price of $0.1142 per share to satisfy the payment of USD $50,000 due on November 15, 2016.

3.

For the 2016 fiscal year, $151,454 was paid in cash for services rendered. For the 2015 fiscal year, $135,966 was paid in cash for services rendered. In fiscal 2016 and 2015, Mr. Sullivan was granted nil and 150,000 options respectively, which vested immediately. In 2015, the Company extended the expiry date of warrants issued to Mr. Sullivan in 2010 from original expiry date of September 30, 2015 to September 23, 2019. Effective July 15, 2016, Mr. Sullivan resigned from the Company.

4.

For the 2016 fiscal year $32,064 was paid in cash for services rendered. For the 2015 fiscal year, $35,717 was paid in cash for services rendered. For services, Mr. Malhotra was issued 50,000 options in 2015 which vested immediately. In 2015, the Company extended the expiry date of 175,000 warrants issued to Mr. Malhotra in 2010 from original expiry date of September 30, 2015 to September 23, 2019. Mr. Malhotra is the CFO of the Corporation, and works on an hourly basis.

5.

A corporation that is under common control with Mr. Ezer received $73,786 in cash for his services rendered during the 2016 fiscal year and $82,260 in cash for services rendered during the 2015 fiscal year. In 2016, the Company extended the expiry dates of warrants issued to Mr. Ezer in 2012 from original expiry date of August 9, 2016 to August 7, 2020. Effective September 16, 2016, Mr. Ezer resigned.

Executive Compensation Agreements

As further described below, we are a party to a consulting agreement which provides for the services of Dean Thrasher for 7 remaining months, with renewal features at the expiry dates. The renewals are not automatic. Pursuant to the agreement, compensation is payable for termination of his agreement in certain circumstances, including termination without cause and change of control. The agreement provides for the payment of compensation that will be triggered by a termination of the agreement by either us or the executive officer following a change of control of us, or by us at any time, other than for “cause.”

1.        The Company has entered into a consulting agreement effective January 1, 2017 with Dean Thrasher (“Executive”), and ending June 30, 2018. The agreement has the following terms.

(a)

Upon a change in control, the Company may terminate Executive’s employment under this Agreement at any time for any reason or no reason whatsoever by delivering to the Executive, a payment of four (4) months of pay in lieu of notice of all forms of his remuneration he is earning or receiving at the time of his termination without cause. In the event of a change of control, the Company shall deliver to Executive a payment of four (4) months of pay of all forms of his remuneration he is earning or receiving at the time of his termination without cause.

(b)

Executive may voluntarily terminate his employment at any time by giving the Company a notice of termination specifying the date of termination forty-five (45) days following the date of delivery of the notice of termination to the Company.

2.        The Company entered into a consulting agreement with Northeast Industrial Partners, LLC on June 15, 2016 for a one year period. An extension was agreed to between the parties on a quarter-by-quarter basis. The services of Northeast is payable entirely by issue of Company stock, to be issued 15 days after the end of each fiscal quarter. Each quarter Northeast is paid $62,500.

3.        The Company has entered into an employment agreement effective October 1, 2017 with Paul Jensen, (“Executive Jensen”), and ending June 30, 2018. Executive Jensen will be compensated at a rate of $200,000 per annum. From October 1, 2017 through June 30, 2018, the salary is payable entirely by issue of Company stock, to be issued 15 days after the end of each calendar quarter. Commencing July 1, 2018, the Company will pay $10,000 per month in cash and the balance in Company stock. At such time as the Company can pay the entire salary in cash and still be cash positive on an operating basis, the entire monthly salary will be paid in cash.

Except as described above, there are no service contracts of any of Named Executive Officers and there is no arrangement or agreement made or proposed to be made between us and any of our Named Executive Officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of us or a change in the Named Executive Officer’s responsibilities following such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the stock options and stock appreciation rights outstanding to our Named Executive Officers and directors, which are outstanding as of November 30, 2016.

Option/Warrant Awards						Stock Awards
Name	Number of securities underlying unexercised options/ warrants (#) exercisable	Number of securities underlying unexercised options/ warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/ Warrant exercise price ($)	Option/Warrant expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
Gregory Sullivan, Former CEO	797,000(1)	-	-	0.13 – 0.20	Sept. 2019	-	-	-	-
Rakesh Malhotra, CFO and Treasurer	245,000(2)	-	-	0.13 - 0.30	Sept. 2019-Oct 2020	-	-	-	-
Dean Thrasher, CEO	800,000(3)	-	-	0.13-0.28	Sept 2019	-	-	-	-
Allen Ezer Executive Vice-President	800,0004)	-	-	0.13 – 0.30	Sept 2019 – Oct, 2020	-	-	-	-
Keith Morrison, Director	1,000,000(5)	-	-	0.28-0.30	May, 2019-Oct., 2020	-	-	-	-
Karim Kanji, Director	850,000(6)	-	-	0.28-0.30	Sept., 2019-Oct., 2020	-	-	-	-
David Goodbrand, Director	100,000(7)	-	-	0.30	Oct., 2020	-	-	-	-

(1)

Mr. Sullivan holds 797,000 warrants. The strike price of Mr. Sullivan’s options/warrants range from $0.13 to $0.20, with expiry dates from September 23, 2019. Mr. Sullivan resigned effective July 15, 2016.

(2)	Mr. Malhotra holds 50,000 options and 195,000 warrants with a strike price ranging from $0.13 - $0.30 and expiry dates ranging from September 23, 2019 to October 19, 2020.

(3)

Level 4 Capital Corp., a company in which Mr. Thrasher owns a 50% interest, was issued 800,000 options on September 11, 2014 (exercisable at $0.35 until September 10, 2019) and 800,000 compensation warrants on January 4, 2012 (exercisable at $0.13 until September 23, 2019). Of the 800,000 options and 800,000 compensation warrants, Mr. Thrasher is entitled to 50%.

(4)

Mr. Ezer holds 250,000 warrants and 550,000 options through a company he owns (Lumina Global Partners Inc.). The strike price of Mr. Ezer’s warrants/options range from $0.13 to $0.30, with expiry dates from September 10, 2019 to October 20, 2020.

(5)	Mr. Morrison holds 1,000,000 stock options. The strike price of Mr. Morrison's options range from $0.28 to $0.30, with expiry dates from May 8, 2019 to October 19, 2020.

(6)	Mr. Kanji holds 850,000 stock options. The strike price of Mr. Kanji's options range from $0.28 to $0.30, with expiry dates from September 10, 2019 to October 19, 2020.

(7)	Mr. Goodbrand holds 100,000 stock options. The strike price of Mr. Goodbrand’s at $0.30, with expiry dates from October 20, 2020.

Exercise of Compensation Securities

During the year ended November 30, 2016, none of the officers or directors of the Company exercised any compensation securities.

Retirement, Resignation or Termination Plans

We do not sponsor any plans, that would provide compensation or benefits of any type to an executive upon retirement, or any plans that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company, except as described under “Executive Compensation Agreements” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of November 10, 2017 regarding the ownership of our common stock by:

  each person who is known by us to own more than 5% of our shares of common stock; and
  each Named Executive Officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on shares of common stock outstanding as of November 10, 2017.

For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following November 10, 2017 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Principal Stockholders

Title of Class	Name of Beneficial Owner(1)	Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Shares	Percent of Class
Common Stock	Alpha North Asset Management	333 Bay Street Suite 630 Toronto, Ontario M5H 2R2 Canada	4,772,000(1)	8.3%
Common Stock	Arthur Cohen	12 South Main Street Suite 203 Norwalk, CT 06854	3,787,878	6.6%
Common Stock	Joseph Healey	152 W 57th St 42nd Floor New York, NY 10019	3,787,878	6.6%

(1)

Beneficial ownership is determined in accordance with the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

Security Ownership of Management

The following table sets forth, as of November 10, 2017, certain information regarding the beneficial ownership of our common stock and the percentage of shares beneficially owned by (i) the person serving as CEO of the Company during 2016 (ii) the person serving as CFO of the Company during 2016 and (iii) the other three most highly paid executive officers of the Company who were serving as executive officers at November 30, 2016 (together, the “Named Executive Officers”) and each Director, and all current Directors and current executive officers of the Company as a group. The mailing address for each Named Executive Officer and Director is: c/o Security Devices International, Inc. 107 Audubon Road, Building 2, Ste 201, Wakefield, MA 01880.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership Shares	Percent of Class
Common Stock and Convertible Note	Bryan Ganz, Executive Chairman	3,151,546(2)	4.2%
Common Stock, Options and Warrants	Dean Thrasher, Chief Executive Officer and Secretary	1,583,333(3)	2.8%
Options, Warrants	Rakesh Malhotra, Treasurer and Chief Financial Officer	245,000 (4)	0.04%
Common Stock and Options	Donald Levantin, (Director)	229,467 (5)	0.04%
Options	Karen Bowling, Director	615,000(6)	1.0%
	Total for Officers and Directors	5,824,346	8.1%

(1)

Beneficial ownership is determined in accordance with the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)

2,614,880 shares of common stock are held in the name of Northeast Industrial Partners, LLC, an entity controlled by Mr. Ganz. Northeast Industrial Partners, LLC also holds a convertible note which may be converted into 416,666 shares of common stock.

(3)

Includes warrants exercisable to acquire 400,000 shares of common stock. These securities are in the name of 2412457 Ontario Corp. Mr. Thrasher controls this corporation. Also includes options to acquire 383,333 shares of common stock.

(4)	Includes options/warrants exercisable to acquire 245,000 shares of common stock.

(5)	Includes vested options exercisable to acquire 99,667 shares of common stock.

(6)	Includes vested options exercisable to acquire 615,000 shares of common stock.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

As of the Record Date, we had approximately 56 stockholders of record listed on our stock ledger.

INTEREST OF CERTAIN PERSONS AND CORPORATIONS IN MATTERS TO BE ACTED UPON

Except as described below, other than each director's and officer's interest in the Company's Stock Option Plan, no person who has been a director or executive officer of the Company since the beginning of the last financial year and no associate or affiliate of any such director or executive officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting.

Bryan Ganz, Executive Chairman of the Company who is standing for election at the Annual Meeting, controls Northeast Industrial Partners LLC. Shareholders are being asked to approve the extension of the consulting agreement between the Company and Northeast and the issuance of Shares to Northeast as consideration.

Shareholders are being asked to approve the issuance of Shares to Paul Jensen, the Company’s President and Chief Operating Officer, in accordance with an employment agreement between Mr. Jensen and the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, senior officers or principal stockholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, since the beginning of the fiscal year ended November 30, 2016, or in any proposed transactions, in which such person had or is to have a direct or indirect material interest.

Related party transactions are reviewed and approved by the Board.

Purchases of Securities

During and subsequent to the fiscal year ending November 30, 2016, our officers, directors and 10% stockholders purchased our securities on the following terms:

Officer, Director, 10% Stockholder	Type of Security	Amount	Price of Security	Date of Purchase
Bryan Ganz (1)	Shares	488,851	$0.1022	August 15, 2016
Bryan Ganz (2)	Convertible Note	$100,000	$100,000	December 6, 2016
Bryan Ganz (1)	Shares	589,414	$0.0848	January 13, 2017
Bryan Ganz (1)	Shares	534,941	$0.0935	May 26, 2017
Bryan Ganz (1)	Shares	498,423	$0.1003	September 11, 2017

(1)

These Shares were issued to Northeast Industrial Partners, LLC, an entity controlled by Mr. Ganz. The Shares were issued as compensation under the consulting agreement described in more detail under “Proposal 3 — Approval Of The Extension Of The Consulting Agreement With Northeast Industrial Partners”.

(2)

The principal amount of the note is convertible into Shares at a price of $0.24 per Share prior to repayment of the note. The note matures on June 6, 2019 but may be redeemed by the Company prior to that date. Other than compensatory arrangements described under “Executive Compensation” and the transactions described above, we have had no other transactions, directly or indirectly, during the past fiscal year with our directors, senior officers or principal stockholders, or any of their associates or affiliates in which they had or have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE AUDITOR

What am I voting on?

The Audit Committee has selected Schwartz, Levitsky, Feldman, LLP to be the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending November 30, 2017.

This proposal seeks stockholder ratification of the appointment of Schwartz, Levitsky, Feldman, LLP.

Information About the Auditor

Schwartz, Levitsky, Feldman, LLP was the Independent Registered Public Accounting Firm for the Company during the fiscal years ended November 30, 2015 and 2016.

If a representative of Schwartz, Levitsky, Feldman, LLP does attend the Annual Meeting, they will be given an opportunity to make a statement, should they choose to do so. We do not know if the representative, if one does attend the Annual Meeting, would make himself or herself available for questions at the Annual Meeting.

Auditor Fees

Audit Fees

The aggregate fees billed by our auditors for professional services rendered in connection with the audit of our annual consolidated financial statements for fiscal 2016 and 2015 included in our Forms 10-K for fiscal 2016 and 2015 were $21,500 and $23,800 respectively.

Audit-Related Fees

The aggregate fees billed by our independent registered public accounting firm for any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements including review of the quarterly financial statements for fiscal year 2016 and 2015 and are not reported under “Audit Fees” above were $11,300 and $11,110 respectively.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning for fiscal 2016 and 2015 were $0 and $0, respectively.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services rendered to us, for fiscal 2016 and 2015 were $0 and $0, respectively.

The Audit Committee does not have any formal pre-approval policies and procedures for non-audit services undertaken by the registered public accounting firm.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the appointment of the independent registered public accounting firm.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

“BE IT RESOLVED, that appointment of Schwartz, Levitsky, Feldman LLP as the independent registered public accounting firm of the Company, is hereby approved and that the Company’s board of directors is authorized to fix the auditors’ remuneration.”

PROPOSAL 3 — APPROVAL OF THE EXTENSION OF THE CONSULTING AGREEMENT WITH NORTHEAST INDUSTRIAL PARTNERS

In June, 2016, the Company entered into a consulting agreement (the “Northeast Consulting Agreement”) with Northeast Industrial Partners LLC (“Northeast”), commencing as of May 15, 2016 for a one year period. Under the Northeast Consulting Agreement, Northeast agreed to assist the Company with sales and marketing, expansion of the Company’s product range, review of operations, implementation of cost control measures, development of strategic alliances and financial oversight for a one-year term. The Northeast Consulting Agreement was ratified at the Company’s 2016 Annual and Special Meeting.

In May, 2017 the Company and Northeast agreed to extend the Northeast Consulting Agreement pursuant to an Extension Agreement dated May 1, 2017 in the form attached hereto as Exhibit A (the “Extension Agreement”). Under the terms of the Extension Agreement, Northeast was issued Shares for its services on August 15, 2017 and, subject to stockholder approval of Proposal 3, will be issued Shares quarterly thereafter while the Extension Agreement is in effect, subject to approval of the TSX Venture Exchange (“TSX-V”) for each subsequent year of the Extension Agreement. Payments will be prorated if the Extension Agreement is terminated during any quarterly period. The Shares issued under the Extension Agreement will be valued based upon the higher of (i) the minimum price permitted by the TSX-V, and (ii) the volume weighted average trading price per common share over the 20-day period preceding the due date. The Extension Agreement will automatically renew each quarter and either party may terminate such Agreement at any time.

Northeast is controlled and headed up by Mr. Bryan Ganz, who is Company’s Chairman of Board of Directors.

The first quarterly installment under the Extension Agreement was due on August 15, 2017 and 498,423 common shares were issued at a price of $0.1599 per share in September 2017. The volume weighted average trading price per common share over the 20-day period preceding August 15, 2017.

The issuance of Shares to Northeast under the Extension Agreement was subject to the approval of the TSX-V. The TSX-V approved the issuance of the August, 2017 installment of common stock under the Extension Agreement. However, the TSX-V made its approval of subsequent issuances of common stock conditional upon disinterested shareholder approval. The reason for this requirement was that (i) Northeast became an insider of the Company upon Mr. Ganz’ appointment to the board of directors, and (ii) the TSX-V has a policy of requiring disinterested shareholder approval if the issuance of shares will constitute an issuance to an insider of greater than 1% of the issued and outstanding shares during a twelve month period.

At the Annual Meeting, disinterested shareholders will be asked to approve the Extension Agreement and the issuance of shares contemplated thereunder. In order to obtain disinterested shareholder approval, neither Northeast nor any of its affiliates or associates may vote on the resolution concerning the Extension Agreement. To the knowledge of the Company, Northeast and its associates and affiliates own 2,734,880 common shares of the Company, being the Shares issued under their agreement and extension to the Extension Agreement.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE EXTENSION AGREEMENT.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

“BE IT RESOLVED THAT the Extension Agreement dated May 1, 2017 between the Company and Northeast Industrial Partners LLC, and the issuances of Shares to Northeast Industrial Partners LLC thereunder, are hereby approved.”

PROPOSAL 4 — APPROVAL OF THE ISSUANCE OF SHARES TO PAUL JENSEN PURSUANT TO AN EMPLOYMENT AGREEMENT

Effective as of October 1, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with Paul Jensen pursuant to which Mr. Jensen serves as President and Chief Operating Officer of the Company. By the terms of the Employment Agreement, Mr. Jensen will receive an annual salary of $200,000, payable as follows. For the period beginning on October 1, 2017 and ending on June 30, 2018, Mr. Jensen shall receive quarterly payments of the Company’s common stock, to be issued 15 days after the end of each three-month quarter. The shares issued shall be valued based upon the weighted average closing price of the Company’s shares for the twenty (20) trading days prior to the end of the applicable quarter. Commencing July 1, 2018, the Company will pay $10,000 per month in cash and the balance in Company stock. At such time as the Company can pay the entire salary in cash and be cash positive on an operating basis, the entire monthly salary will be paid in cash.

Pursuant to the rules of the TSX-V, the Company’s shareholders must approve the issuance of Shares to Mr. Jensen. The reason for this requirement was that (i) Mr. Jensen will be an insider of the Company, and (ii) the TSX-V has a policy of requiring disinterested shareholder approval if the issuance of shares will constitute an issuance to an insider of greater than 1% of the issued and outstanding Shares during a twelve month period.

At the Annual Meeting, disinterested shareholders will be asked to approve the issuance of shares contemplated under the Employment Agreement. In order to obtain disinterested shareholder approval, neither Mr. Jensen nor any of his associates may vote on the resolution concerning the Employment Agreement. To the knowledge of the Company, Mr. Jensen and his associates do not own any common shares of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE ISSUANCE OF SHARES TO MR. JENSEN AS CONTEMPLATED IN THE EMPLOYMENT AGREEMENT.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

“BE IT RESOLVED THAT the issuance of Shares to Paul Jensen as contemplated in his Employment Agreement is hereby approved.”

PROPOSAL 5— APPROVAL OF THE AMENDED STOCK OPTION PLAN

The Board has unanimously approved a revised Stock Option Plan (the “Revised Stock Option Plan”), subject to disinterested stockholder approval at the Annual Meeting, that will increase the number of Shares reserved for issuance under the stock option plan from 9,379,857 to 18,993,274. A copy of the Revised Stock Option Plan is annexed hereto as Exhibit B.

The Board of Directors of the Company believes that increasing the number of Shares available for issuance under the Revised Stock Option Plan will better facilitate the Company’s attraction and retention of the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business.

Background

Effective May 31, 2013, the Company adopted its incentive stock option plan (the “2013 Stock Option Plan”) which replaced the prior stock option and stock bonus plans, as ratified by the Company’s shareholders at the Company’s 2015 Annual Meeting of Shareholders. A maximum of 9,379,857 Shares were reserved for issuance under the 2013 Stock Option Plan. This amount represented 20% of the issued and outstanding Shares following (i) the completion of the issuance of Shares under the offering arising from the preliminary prospectus filed by the Company with the securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario on February 21, 2013 and any final or amended final prospectus for that offering plus (ii) the conversion of the convertible debentures of the Company prior to the listing of the Shares on the Exchange.

As of October 6, 2017, the Company, in accordance with Section 228 and Section 242 of the Delaware General Corporate Law (the “DGCL”), amended its Certificate of Incorporation by filing an Amendment to Certificate of Incorporation dated October 6, 2017 (the “Amendment”) with the Delaware Secretary of State. Article IV of the Certificate of Incorporation was amended to increase the Company’s authorized shares of common stock, par value $0.001, from 100,000,000 shares to 200,000,000 shares. In accordance with the DGCL, a copy of the Amendment is being furnished to you for informational purposes and is annexed hereto as Exhibit C.

We have considered moving our stock exchange listing from the TSX-V to the Canadian Securities Exchange (“CSE”). Sections 2.24 and 2.25 of National Instrument 45-106 (“NI 45-106”) of the Canadian Securities Administrators would govern our stock option plans if we move our stock exchange listing to the CSE or if we decide not to have a stock exchange listing in Canada. The Revised Stock Option Plan is intended to operate within the rules of the TSX-V and NI 45-106 and the shareholder approval described below is intended to satisfy the approval requirements of both the TSX-V and NI 45-106.

Overview of the Company’s 2013 Stock Option Plan

We have not granted any options which are subject to ratification by stockholders. The table below shows securities issued under our 2013 Stock Option Plan as of November 30, 2016.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	7,119,000	$0.30	2,260,857
Equity compensation plans not approved by security holders	--	--	--

(1)        As a condition precedent to the TSX-V issuing its final acceptance of listing of the common stock on the TSX-V, all of the warrants previously issued by the Company as payment for services (the “Compensation Warrants”), being warrants to purchase 4,212,045 shares of common stock, were counted as if they had been issued under the 2013 Stock Option Plan, thereby reducing the number of options which may otherwise be granted. As at November 10, 2017 there were 2,477,000 warrants to purchase common stock still outstanding.

Who is eligible to participate in the Company’s 2013 Stock Option Plan?

Any employee, officer, director or consultant of or providing services to us or any parent, affiliate, or subsidiary of us, or any company wholly owned by that employee, officer, director or consultant, is eligible to be designated a participant in the 2013 Stock Option Plan.

Currently, this includes, but is not limited to, the following directors and executives:

•	Dean Thrasher, Chief Executive Officer, Director
•	Rakesh Malhotra, Chief Financial Officer
•	Paul Jensen, President
•	Bryan Ganz, Executive Chairman
•	Karen Bowling, Director
•	Donald Levantin, Director

In total there are approximately 7 officers, directors, employees, and consultants eligible under the 2013 Stock Option Plan.

What benefit amounts are outstanding under the 2013 Stock Option Plan?

The following is a summary of the current options outstanding under our 2013 Stock Option Plan, to current officers and directors:

Directors & Officers	Number of options granted	Number of vested options
Dean Thrasher	1,150,000	383,333
Rakesh Malhotra	50,000	50,000
Karen Bowling	615,000	615,000
Donald Levantin	99,667	99,667

Overview of the Revised Stock Option Plan

A copy of the Revised Stock Option Plan is annexed hereto as Exhibit B. The material terms of the Revised Stock Option Plan are as follows:

(a)

While the Shares are listed on the TSX-V, options may be granted to employees, senior officers, directors and consultants of the Company or a subsidiary of the Company and to corporations wholly-owned by such an employee, senior officer, director or consultant. If the Revised Stock Option Plan becomes subject to NI 45-106, options may be granted to employees, executive officers, directors and consultants of the Company or any parent or subsidiary of the Company and corporations controlled by them.

(b)

The maximum number of common shares which can be issued under the Revised Stock Option Plan will be 18,993,274: provided that, so long as the Company is listed on the TSX-V, this maximum will be reduced to 20% of the issued and outstanding common shares on the date of the Annual Meeting.

(c)

The term of any option granted under the Revised Stock Option Plan will be fixed by the board of directors at the time such option is granted, provided that options will not be permitted to exceed a term of ten years.

(d)

The exercise price of any options granted under the Revised Stock Option Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the closing price of the Shares on the stock exchange on the day preceding the day on which the directors grant such options.

(f)

While the Shares are listed on the TSX-V, options will be non-assignable and non-transferable. If the Revised Stock Option Plan becomes subject to NI 45-106, options will be non-assignable and non-transferable except to certain permitted assigns including a spouse, a holding company of the option holder or spouse and a trustee, custodian or administrator acting on behalf of the option holder or spouse.

(g)

So long as the Shares are listed on the TSX-V, options on no more than 2% of the issued Shares may be granted to any one consultant, or in aggregate to all persons performing investor relations activities, in any 12 month period.

(h)

If the option holder ceases to be someone eligible to receive a grant of options under the Revised Stock Option Plan, then that holder’s existing options shall expire on the earlier of (i) the expiry date fixed at the time of the option grant, and (ii) ninety days after the date that the option holder ceases to be eligible to receive a grant of options under the Revised Stock Option Plan.

(i)	So long as the Shares are listed on the TSX-V, disinterested shareholder approval must be obtained for any reduction in the exercise price of an outstanding option held by an insider.

(j)

Options will be adjusted in the event of any consolidation, subdivision, conversion or exchange of the Shares, if the Shares are reclassified, reorganized of otherwise changed, or if the Company consolidates, merges or amalgamates with or into another company.

Stockholder Approval

The Revised Stock Option Plan does not restrict the number of Shares reserved for issuance to related persons (defined below). This means that we must obtain disinterested shareholder approval of the Revised Stock Option Plan in order to comply with the policies of the TSX-V and NI 45-106. For purposes of the TSX-V, we use the term “related person” to mean an “Insider” of the Company under the policies of the TSX-V, which includes a director or senior officer of the Company, a director or senior officer of a corporation or other entity that is an Insider or a subsidiary of the Company and anyone who beneficially owns or controls, directly or indirectly, more than 10% of the Shares. For purposes of NI-45-106, we use the term “related person” to mean a “related person” of the Company as defined in NI 45-106, which includes a director or executive officer of the Company, an associate of such a director or executive officer and a corporation or other entity controlled by such a director or senior officer.

The Revised Stock Option Plan requires disinterested shareholder approval because it (a) permits the number of Shares reserved for issuance under options granted to (i) related persons, to exceed 10% of the outstanding Shares of the issuer, or (ii) a related person, to exceed 5% of the outstanding Shares of the Company, and (b) permits the number of Shares issued within 12 months to (i) related persons, to exceed 10% of the outstanding Shares of the Company, or (ii) a related person and the associates of the related person, to exceed 5% of the outstanding Shares of the Company.

Disinterested shareholder approval means that, in order to become effective, the Revised Stock Option Plan must be approved by a majority of the votes cast at the Annual Meeting other than votes attaching to Shares beneficially owned by related persons to whom options may be issued under the Revised Stock Option Plan. For this purpose, we will include both related persons for TSX-V purposes and related persons under National Instrument 45-106. To our knowledge, 3,664,680 Shares are beneficially owned by such related persons and will be excluded from voting on the resolution.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

“BE IT RESOLVED THAT:

1.

The revised stock option plan in substantially the form set out as Exhibit B to the Proxy Statement be, and hereby is, approved, subject to the receipt of any required regulatory approvals (including any stock exchange upon which the shares of the Company are listed and posted for trading from time to time).

2.

The Board of Directors be, and hereby is authorized on behalf of the Company to make any amendments to the revised stock option plan as may be required by regulatory authorities or otherwise made necessary by applicable legislation, without further approval of the shareholders of the Company, in order to ensure the adoption and efficient function of the revised stock option plan.

3.

Any Director or Officer of the Company be and hereby is authorized and directed to do such things and to execute and deliver all such instruments, deeds, and documents and any amendments thereto, as may be necessary and advisable to give effect to the foregoing, and to complete all transactions in connection with the implementation of the revised stock option plan.”

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

By Order of the Board of Directors,

/s/ Dean Thrasher

Chief Executive Officer and Secretary

October 25, 2017

EXHIBIT A

NORTHEAST INDUSTRIAL PARTNERS LLC

EXTENSION AGREEMENT

            This extension agreement is dated this 1st day of May, 2017 and is entered into between Northeast Industrial Partners LLC (“NEIP”) and Security Devices International Inc. (“SDI”).

RECITALS:

A.

NEIP and SDI entered into an agreement (the “Original Agreement”) executed by NEIP on June 14, 2016 and executed by SDI on June 15, 2016. Under the Original Agreement, NEIP agreed to provide services as more particularly described in the Original Agreement and SDI agreed to compensate NEIP.

B.	The parties have agreed to extend the Original Agreement until such time as either of them may elect to terminate the Original Agreement.

            NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree with each other as follows:

1.        Extension: NEIP and SDI hereby agree that the Original Agreement is extended for that period of time (the “Extension”) from and including May 1, 2017 until such date as either of them terminates the Original Contract on not less than 15 days prior written notice to the other of them.

2.        President: During the Extension, SDI shall appoint a designee of the Consultant (the “Consultant’s Designee”) as SDI’s President, who shall serve in such capacity without additional compensation from SDI. Unless the parties otherwise agree in writing, the Consultant’s Designee shall be Bryan S. Ganz.

3.        Compensation: For services rendered by NEIP during the Extension, SDI will pay NEIP USD$62,500 within 15 days following every consecutive three month period during the Extension. For example, the first three month period will run from May 1, 2017 to July 31, 2017 and the payment for that period will be due on August 15, 2017. If the Extension is terminated on a day other than the first day of any such three-month period, the amount paid to NEIP for that three-month period shall be prorated on a per diem basis and paid within 15 days following that termination.

4.        Payment in Stock: All payments of the consulting fee during the Extension shall be made by the issuance of common shares in the capital of SDI (the “Common Shares”). The number of Common Shares issued on a due date shall be calculated by dividing (i) the amount which is due, by (ii) the volume weighted average trading price per Common Share on the TSX Venture Exchange (the “Stock Exchange”) for the 20-day period preceding the due date (calculated by dividing the aggregate trading price of all Common Shares sold on the Stock Exchange during that 20-day period by the aggregate number of common shares sold on the Stock Exchange during that 20-day period). If the volume weighted average trading price is less than the minimum price permitted by the Stock Exchange, the price per Common Share used to determine the number of Common Shares received by NEIP shall be increased to the minimum amount permitted by the Stock Exchange.

The Issuance of Common Shares to NEIP under this agreement is subject to Stock Exchange approval.

5.        No Escrow: The following sentence in the Original Agreement, under the heading “Fee Structure”, shall be deleted from the Original Agreement during the Extension:

“Certificates representing the stock issued to NEIP under this agreement shall be held by SDI until the final installment of stock is due, at which time the certificates will be released to NEIP.”

6.        Consent to Collection and Use of Information. NEIP agrees that SDI may collect information about NEIP for the purposes of completing the issuance of Common Shares under Section 4, which includes, without limitation, preparing and registering certificates representing the Common Shares and completing filings required by the securities commissions, Stock Exchange and/or other securities regulatory authorities. NEIP agrees that such information may be disclosed by SDI to: (a) securities commissions, the Stock Exchange and/or other securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, and (c) any of the other parties involved in the issuance of the Common Shares. In the case of information provided to the securities commissions and other securities regulatory authorities, such information is being collected indirectly by them for the purpose of the administration and enforcement of the applicable securities laws and NEIP authorizes the indirect collection of such information by them. In the case of the Stock Exchange, such information is being collected by them for the purposes identified by them from time to time. NEIP consents to the foregoing collection, use and disclosure of such information and to the collection, use and disclosure of such information by the securities commissions, Stock Exchange and/or other securities regulatory authorities. The title, business address and business telephone number of the public official in Ontario who can answer questions about the Ontario Securities Commission’s indirect collection of the information is the Administrative Assistant to the Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 (Telephone: 416-593-3684).

7.        Legend: For purposes of complying with securities laws and Stock Exchange rules, the certificates representing the Common Shares issued to NEIP Section 4, shall bear the following legends:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [4 MONTHS PLUS ONE DAY FROM THE ISSUE DATE]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER THEREOF FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE CORPORATION THAT THE TRANSACTION WILL NOT RESULT IN A VIOLATION OF UNITED STATES FEDERAL OR STATE SECURITIES LAWS.

(continued)

8.        Continuation: The parties confirm that the Original Agreement continues in full force and effect and unamended, except as amended by this agreement.

9.        Enurement: This agreement shall enure to the benefit and be binding upon the parties hereto and their respective legal personal representatives, executors, successors and assigns; provided that this agreement may not be assigned by either party.

            IN WITNESS of which this agreement has been executed.

SECURITY DEVICES INTERNATIONAL INC.

________________________________________	By: _____________________________________
Witness
Title: ____________________________________

NORTHEAST INDUSTRIAL PARTNERS LLC

________________________________________	By: _____________________________________
Witness
Title: ____________________________________

EXHIBIT B

STOCK OPTION PLAN

WHEREAS SECURITY DEVICES INTERNATIONAL INC. (the “Issuer”) is a corporation subject to the laws of the State of Delaware;

AND WHEREAS the board of directors of the Issuer wishes to replace its existing stock option plan;

NOW THEREFORE a stock option plan of the Issuer (the “Plan”) is hereby established on the terms and conditions set out below:

       1. Definitions

In this Plan, the following terms shall have the following meanings respectively:

“Board” has the meaning given to that term in Section 4.

“Company” means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

“Eligible Person” means:

so long as the Issuer is listed on the Exchange, a person to whom options may be granted under a stock option plan of the Issuer pursuant to Policy 4.4 of the Exchange; and

if the Issuer ceases to be listed on the Exchange, a person to whom options may be granted under section 2.24 of NI 45-106.

“Exchange” means the TSX Venture Exchange.

“Expiry Date” has the meaning given to that term in Section 9.

“NI 45-106” means National Instrument 45-106 (Prospectus Exemptions) of the Canadian Securities Administrators.

“Optionee” means the recipient of a stock option granted by the Issuer.

“person” means an individual, corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity.

“Shares” means shares of common stock in the capital of the Issuer.

       2. Exchange Definitions

So long as the Issuer is listed on the Exchange, the following terms shall have the meaning assigned to them in the policies of the Exchange: “Consultant”, “Director”, “Employee”, “Investor Relations Activities”, “Insider” and “Management Company Employee”

       3. Purpose

The purpose of this Plan is to advance the interests of the Issuer by encouraging Eligible Persons to acquire Shares, thereby increasing their proprietary interest in the Issuer, encouraging them to remain associated with the Issuer and furnishing them with additional incentive in their efforts on behalf of the Issuer.

       4. Administration

The Plan shall be administered by the board of directors of the Issuer or by a committee of the board of directors given responsibility to administer the Plan (such committee or, if no such committee is appointed, the board of directors of the Issuer, is hereinafter referred to as the “Board”).

Subject to the provisions of this Plan, the Board shall have authority to construe and interpret this Plan and all options subject to this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all Eligible Persons and Optionees and on their legal personal representatives and beneficiaries.

       5. Stock Exchange Requirements

All options which are granted under this Plan shall be subject to, and must comply with, the rules and policies of the stock exchange on which the Shares are listed and any other regulatory body having jurisdiction.

So long as the Shares are listed on the Exchange:

the aggregate number of options granted to any one Consultant in a 12 month period must not exceed 2% of the issued Shares, calculated at the date an option is granted to the Consultant;

the aggregate number of options granted to all persons retained to provide Investor Relations Activities must not exceed 2% of the issued Shares in any 12 month period, calculated at the date an option is granted to any such person;

disinterested shareholder approval will be obtained for any reduction in the exercise price of an option if the Optionee is an Insider of the Issuer at the time of the proposed amendment; and

for stock options granted to Employees, Consultants or Management Company Employees, the Issuer and the Optionee are responsible for ensuring and confirming that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

       6. Shares Offered under the Plan

Subject to adjustment as provided in Section 15,

options granted under this Plan shall entitle the Optionee to purchase Shares; and

the maximum number of Shares which may be reserved for issuance pursuant to the exercise of options which are subject to this Plan (the “Plan Reserve”) is 18,993,274; provided that, so long as the Company is listed on the Exchange, this maximum will be reduced to 20% of the issued and outstanding Shares on December 19, 2017.

If any options granted hereunder shall be cancelled or shall expire without being exercised, the unpurchased Shares subject to those options shall again be available for options granted under this Plan.

The Issuer shall at all times during the term of this Plan reserve and keep available such numbers of Shares as will be sufficient to satisfy the exercise of options subject to this Plan.

The Issuer had issued compensation warrants (the “Warrants”) to purchase 4,319,000 Shares at the time of its listing on the Exchange. Any holder of Warrants shall be entitled to exchange those Warrants for an option to purchase an equal number of Shares for the same price and expiring on the same date as the Warrants. Until Warrants are exchanged for options, the Plan Reserve shall be reduced by the number of Shares which may be purchased under those Warrants.

       7. Eligibility and Participation

Options shall be granted only to Eligible Persons.

Subject to the terms of this Plan, the Board shall have full and final authority to determine the persons who are to be granted options under this Plan and the number of options granted to each such person, the terms and provisions of each option agreement, and the time or times at which options shall be granted, vested and expire.

       8. Exercise Price

The exercise price of options shall be determined by the Board at the time the options are granted. That exercise price shall not be lower than the last closing price of the Shares on the stock exchange on which the Shares are listed prior to the grant of the option.

Once the exercise price has been determined by the Board and the options have been granted, the exercise price of the options may be reduced upon receipt of Board approval, provided that, so long as the Issuer is listed on the Exchange, in the case of options held by Insiders the exercise price of the options may be reduced only if disinterested shareholder approval is obtained in compliance with the policies of the Exchange.

       9. Duration of Options

Each option shall remain in effect for such option period as is fixed by the Board and shall expire at 5:00 p.m. (Toronto time) on the last day of that period (the “Expiry Date”), subject to earlier termination as provided in this Plan. The maximum term of an option may not exceed 10 years from the date of grant (subject to extension where the Expiry Date falls within a Blackout Period, as provided for in Section 13).

       10. Vesting and Exercise

Options may be subject to such vesting restrictions as are determined by the Board in its discretion; provided that, so long as the Shares are listed on the Exchange, options granted to persons retained to provide Investor Relations Activities must vest in stages over a period of not less than 12 months with no more than 1/4 of the options vesting in any three month period.

Subject to any vesting restrictions, options may be exercised in whole or in part at any time and from time to time prior to the expiry of those options.

Except as otherwise specifically permitted under this Plan, no option may be exercised unless the Optionee is at the time of such exercise an Eligible Person.

The exercise of any option shall be contingent upon receipt by the Issuer at its head office of (i) a written notice of exercise, specifying the number of options being exercised, and (ii) payment in cash of the full purchase price of the options being exercised under that notice of exercise.

       11. Investor Relations

So long as the Shares are listed on the Exchange, if the Optionee performs Investor Relations Activities, then the Optionee shall report all trading in the securities of the Issuer to the Secretary of the Issuer for delivery to the Board, by submitting a report which details the dates of those trades, the number of securities traded and the prices at which securities were traded. That report shall be delivered to the Secretary of the Issuer no later than the date on which an insider trading report would be required in respect of that trade under the insider trading requirements of applicable securities legislation as if the Optionee was an insider of the Issuer under that legislation.

       12. Ceasing to be an Eligible Person

If an Optionee ceases to be an Eligible Person (including, without limitation, by reason of death or termination with or without cause), such Optionee’s options shall expire at 5:00 p.m. (Eastern Time) on the earlier of (i) the Expiry Date, and (ii) the 90th day after the date on which the Optionee ceases to be an Eligible Person (or such earlier date, if any, as is determined by the Board when the Board grants the option).

Notwithstanding the foregoing, if an Optionee ceases to be an Eligible Person for any reason such Optionee’s options may only be exercised if and to the extent that the Optionee is entitled to exercise the options on the date the Optionee ceases to be an Eligible Person.

Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon an Optionee any right to continue as an employee, officer, director or consultant of the Issuer.

In the event of the death of a Optionee, the options granted to that Optionee may be exercised by the person or persons to whom the Optionee’s rights under the options shall pass by the Optionee’s will or the laws of intestacy.

       13. Blackout Extensions

The Expiry Date of an option shall be automatically extended if the Expiry Date falls within a period (a “Blackout Period”) during which the Issuer prohibits Optionees from exercising their options; provide that:

The Blackout Period must be formally imposed by the Issuer pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information. For greater certainty, in the absence of the Issuer formally imposing a Blackout Period, the expiry date of any options will not be automatically extended in any circumstances.

The Blackout Period shall expire upon the general disclosure of the undisclosed material information. The Expiry Date shall be extended to 5:00 p.m. (Eastern Time) on that day which follows the expiry of the Blackout Period by the lesser of (i) ten business days, and (ii) the number of business days falling within the Blackout Period. For this purpose, a business day means a day which is not a Saturday, a Sunday or a date on which banks generally are closed in the Optionee’s municipality of residence.

The automatic extension of an Optionee’s options will not be permitted where the Optionee or the Issuer is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Issuer’s securities.

       14. Rights as a Shareholder

No person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder of the Issuer in respect of any Share issuable upon exercise of such option until such Share has been issued.

       15. Adjustments

If there is any subdivision or consolidation of the Shares into a greater or lesser number, and if this subdivision or consolidation occurs during the term of any options, then upon exercise of those options by the Optionee the Issuer shall deliver to the Optionee the number of Shares which the Optionee would have held as a result of the subdivision or consolidation if on the record date thereof the Optionee had been the registered holder of the number of Shares in respect of which the Optionee is exercising the options.

Except as described in the preceding paragraph, if the Shares are reclassified, reorganized or otherwise changed, or the Issuer consolidates, merges or amalgamates with or into another Company, (any such event being a “Reorganization”), and if this Reorganization occurs during the term of any options, then upon exercise of those options by the Optionee the Issuer, or the Company resulting or continuing from the Reorganization, shall deliver the number and kind of securities and/or other consideration that the Optionee would have been entitled to receive as a result of the Reorganization, if on the record date of the Reorganization the Optionee had been the registered holder of the number of Shares in respect of which the Optionee is exercising the options.

The securities and other consideration delivered to an Optionee under this Section shall be in substitution for the Shares called for delivery to the Optionee under the options and the exercise price of the options shall be the consideration for the substitute securities and other consideration.

       16. Transferability

So long as the Issuer is listed on the Exchange, all options shall be non-assignable and non-transferable. If the Issuer ceases to be listed on the Exchange, all options shall be non-assignable and non-transferable except to a “permitted assign” under NI 45-106.

All option agreements and Shares issued under options shall be subject to, and legended with, such hold periods as may apply under applicable securities laws or the requirements of any stock exchange on which the Shares are listed. All Shares which are issued subject to such a hold period shall be legended as required under applicable securities laws or the requirements of any stock exchange on which the Shares are listed.

       17. Tax Withholding

To the extent the grant or exercise of an option gives rise to any withholding tax obligation or other statutory withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), prior to the delivery of the option or Shares being acquired upon the exercise of the option, as the case may be, the Issuer may:

require the Optionee to pay to the Issuer an amount, or

withhold an amount from any remuneration or consideration whatsoever payable to the Optionee,

sufficient to pay any tax or other statutory withholding obligation associated with the grant or exercise of the option, as the case may be.

       18. Amendment and Termination of Plan

Subject to the approval of the Exchange (if required), the Board may, at any time, suspend or terminate this Plan. Subject to any applicable approval of the Exchange (if required), the Board may at any time amend or revise the terms of this Plan; provided that no such amendment or revision shall result in a material adverse change to the terms of any option previously granted under this Plan.

       19. Approvals

This Plan is subject to the acceptance of the Plan by the Exchange and the approval of the Plan by the Issuer’s shareholders in compliance with the requirements of the Exchange and NI 45-106. Options may be granted under this Plan prior to the satisfaction of those conditions provided that no such option may be exercised prior to the satisfaction of those conditions.

The ability of an Optionee to exercise options, and the obligation of the Issuer to issue and deliver Shares under options, is subject to any approvals which may be required from shareholders of the Issuer, the Exchange and any regulatory authority having jurisdiction over the securities of the Issuer. If any Shares cannot be issued to any Optionee as a result of the failure to obtain that approval, the obligation of the Issuer to issue such Shares shall terminate and any exercise price paid to the Issuer will be returned to the Optionee.

       20. Effective Date of Plan

This Plan shall take effect on such date as is approved by the Board. On that date, this Plan shall replace and supercede the Issuer’s existing stock option plan. All options which were issued under the Issuer’s existing plan shall be deemed to have been properly issued under this Plan and shall be subject to the terms of this Plan.

       21. Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.

EXHIBIT C

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
SECURITY DEVICES INTERNATIONAL INC.
________________________________

            THE UNDERSIGNED Chief Executive Officer of SECURITY DEVICES INTERNATIONAL INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.	The certificate of incorporation of the Corporation is hereby amended by changing the paragraph “4.A” to read as follows:

4.A        The authorized capital stock of the Corporation shall consist of 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

2.

This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law and approved by the written consent of the holders of a majority of the outstanding shares of the common stock of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the SECURITY DEVICES INTERNATIONAL INC., this 6th day of October, 2017.

________________________________
Dean Thrasher, Chief Executive Officer

EXHIBIT D

SECURITY DEVICES INTERNATIONAL INC.
(the “Corporation”)

AUDIT COMMITTEE CHARTER

The audit committee is a committee of the board of directors to which the board delegates its responsibilities for the oversight of the accounting and financial reporting process and financial statement audits. The external auditor shall report directly to the committee.

Responsibilities

The audit committee will:

a)	recommend to the board of directors:

	(i)	the external auditor to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, and

	(ii)	the compensation of the external auditor;

b)

oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting;

c)	review and report to the board of directors of the Corporation on the following before they are published:

	(i)	the financial statements and management discussion and analysis (MD&A) of the Corporation;

	(ii)	the auditor’s report, if any, prepared in relation to those financial statements;

d)	review the Corporation’s annual and interim earnings press releases before the Corporation publicly discloses this information;

e)	satisfy itself that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements;

f)	pre-approve all non-audit services to be provided to the Corporation or its subsidiaries by the Corporation’s external auditor;

g)	establish procedures for:

(i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and

(ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

h)	review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation;

i)	annually, assess the performance of the committee and its members and consider the need for any amendments to this charter.

Composition of the Committee

The committee will be composed of at least three directors from the Corporation’s board of directors, a majority of whom shall not be officers or employees of the Corporation or any of its affiliates.

Unless the board of directors appoints a chair of the committee, the members of the committee shall elect a chair and a secretary from among their members.

Meetings

Meetings may be convened at the request of any member of the audit committee or at the request of the Corporation’s external auditor. The committee shall meet regularly, but not less frequently than quarterly.

The quorum for meetings shall be a majority of the members of the committee present in person or by telephone or other telecommunications device that permits all persons participating in the meeting to speak and to hear each other. The committee shall act on the affirmative vote of a majority of the members present at a meeting at which there is a quorum. Without a meeting, the committee may act by unanimous written resolution of all members.

The committee members shall, when deemed appropriate, meet in private session with the external auditor; with management and as committee members only to discuss matters relevant to the committee’s mandate. The committee shall have access to such officers, consultants and employees of the Corporation and to the Corporation’s external auditors, and to such information respecting the Corporation, as it considers necessary or advisable in order to perform its duties and responsibilities.

Authority

The external auditor shall report directly to the committee. The committee has the authority to communicate directly with the external auditor and the internal auditor, without management involvement.

The committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and the committee will set the compensation for such advisors.